EXHIBIT 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LIGHTPATH TECHNOLOGIES, INC.	) ) )	C.A. No. 2023‑1202-______

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Lightpath Technologies, Inc., a Delaware corporation (“LightPath”), by and through its undersigned attorneys, brings this petition pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”) seeking to have this Court validate the corporate acts described herein:

NATURE OF THE ACTION

1. For over 30 years, LightPath has operated as a Delaware corporation. Recently uncovered defective corporate acts have created uncertainty over LightPath’s capitalization.

2. In 1995, LightPath intended to, among other things, effect a 5.5 to 1 reverse stock split, authorize blank check Common Stock and reclassify the outstanding shares of Common Stock into shares of Class A Common Stock, a newly designated class of Common Stock (collectively, the “1995 Acts”).

3. In 2003, LightPath intended to effect an 8 to 1 reverse stock split (the “2003 Act”).

4. In 2016, LightPath intended to amend its Certificate of Incorporation to increase the maximum size of the Board of Directors and eliminate a supermajority voting requirement for future increases to the maximum size of the Board of Directors (the “2016 Act”).

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5. In 2017, LightPath intended to increase the number of authorized shares of Common Stock to 50,000,000 and increase the number of authorized shares of Class A Common Stock to 44,500,000 (together, the “2017 Acts”).

6. Defects with respect to the 1995 Acts, 2003 Act, 2016 Act and 2017 Acts (collectively, the “Corporate Acts”) were recently uncovered. Due to the operation of the public securities market and the nature of beneficial ownership, LightPath cannot reliably trace and identify the valid stock that would be entitled to vote on a ratification under Section 204 of the DGCL. Therefore, LightPath cannot ratify the Corporate Acts under Section 204 of the DGCL.

7. LightPath therefore brings this action pursuant to Section 205 of the DGCL, respectfully requesting validation of the Corporate Acts.

BACKGROUND

A. LightPath

8. LightPath designs, manufactures and distributes optical and infrared components for the industrial, defense, telecommunications, testing and measurement and medical markets.

9. On June 15, 1992, LightPath was incorporated as a Delaware corporation. On February 22, 1996, LightPath completed its initial public offering.

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10. LightPath’s Class A Common Stock is traded on the Nasdaq Capital Market. As of November 28, 2023, LightPath’s market capitalization was approximately $46 million.

11. As of November 27, 2023, LightPath’s stock ledger listed 37,516,599 issued and outstanding shares, all of which are shares of Class A Common Stock.

B. 1995 Acts

12. LightPath’s original Certificate of Incorporation authorized the issuance of 6,500,000 shares of Common Stock (the “Original Common Stock”) and 1,000,000 shares of Preferred Stock. A copy of LightPath’s original Certificate of Incorporation is attached hereto as Exhibit A.

13. On September 14, 1995, the Board of Directors adopted resolutions approving (i) a 5.5 to 1 reverse stock split of the outstanding Original Common Stock, with the resulting and then outstanding shares of Common Stock to be denominated “Class A Common Stock” (the “1995 Split”); and (ii) an amendment to Article Fourth of the Certificate of Incorporation to (a) increase the number of authorized shares of Common Stock to 40,000,000, (b) increase the number of authorized shares of Preferred Stock to 5,000,000, and (c) authorize the Board of Directors to issue shares of Common Stock in one or more classes or series, with such voting powers, designations, preferences and rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in resolutions adopted by the Board of Directors and filed as a Certificate of Designations pursuant to Section 151(g) of the DGCL (the “Blank Check Common Authority”). LightPath’s stockholders approved this amendment and the 1995 Split at a special meeting on September 29, 1995.

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14. On October 2, 1995, LightPath filed a Certificate of Amendment (the “1995 Amendment”) with the Office of the Secretary of State of the State of Delaware (the “State Office”). A copy of the 1995 Amendment is attached hereto as Exhibit B.

15. On November 9, 1995, LightPath filed a Certificate of Designations with the State Office (the “1995 Designation”) authorizing the issuance of 34,500,000 shares of Class A Common Stock, 2,000,000 shares of Class E-1 Common Stock, 2,000,000 shares of Class E-2 Common Stock and 1,500,000 shares of Class E-3 Common Stock.1 A copy of the 1995 Designation is attached hereto as Exhibit C.

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[1]

In connection with the 1995 Split, LightPath declared and paid a dividend of 1.5 shares of Class E-1 Common Stock and Class E-2 Common Stock, and one share of Class E-3 Common Stock, on each share of Class A Common Stock.  See Lightpath Technologies, Inc., Annual Report (Form 10-K) (Sept. 3, 1996).  A copy of this filing is attached hereto as Exhibit D.  On May 2, 2000, LightPath filed an action in this Court seeking a declaratory judgment regarding, among other things, LightPath’s right to redeem the Class E Common Stock.  On November 9, 2001, the Court entered a final order approving a settlement.  By 2002, all shares of Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock had been redeemed or converted into shares of Class A Common Stock.  See Lightpath Technologies, Inc., Annual Report (Form 10-K) (Sept. 4, 2002); Lightpath Technologies, Inc., Amendment No. 4 to Form S-2 (Form S-2/A) (Apr. 15, 2002).  Copies of these filings are attached hereto as Exhibit E and Exhibit F, respectively.

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16. Read together, the 1995 Amendment and the 1995 Designation demonstrate LightPath’s intent to reclassify, through the 1995 Split, the Original Common Stock into Class A Common Stock. The 1995 Amendment stated that following the 1995 Split, the resulting and then outstanding shares of Common Stock would be denominated “Class A Common Stock.” The 1995 Designation stated that the authorized Class A Common Stock “shall include the approximately 710,334 shares of such Common Stock issued and outstanding as of the date of this Certificate[,] which shares shall hereafter form a part of the Class A Common Stock provided by this Certificate.”

17. However, the 1995 Amendment could not have validly reclassified the Original Common Stock into Class A Common Stock because the text of amended Article Fourth in the 1995 Amendment did not provide for a reclassification or authorize the issuance of Class A Common Stock. The purported authorization of Class A Common Stock did not occur until the 1995 Designation was filed (more than a month later). In addition, the 1995 Split was not validly effected because the text of amended Article Fourth in the 1995 Amendment did not make provision for the 1995 Split, as required by Section 242 of the DGCL.

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18. The Blank Check Common Authority purported to authorize the Board of Directors to issue Common Stock in more than one class. While the Board of Directors could have created different series of Common Stock, the DGCL does not permit classes or subclasses of stock within a class of stock. 8 Del. C. § 151(a) (“Every corporation may issue 1 or more classes of stock or 1 or more series of stock within any class thereof . . . .”) (emphasis added); 8 Del. C. § 102(a)(4) (“[T]he certificate of incorporation shall set forth the total number of shares of all classes of stock which the corporation shall have authority to issue and the number of shares of each class.”).

19. Based on the Blank Check Common Authority, the 1995 Designation provided for four classes of Common Stock. Because the Common Stock authorized in the original certificate of incorporation (and referenced in the text of amendment Article Fourth in the 1995 Amendment) itself constituted a class of stock, the purported creation of four classes within the class of Common Stock was invalid.

20. These defects likely render the 1995 Amendment and the 1995 Designation void, resulting in all issuances of Class A Common Stock, Class E‑1 Common Stock, Class E‑2 Common Stock and Class E‑3 Common Stock being invalid.

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21. LightPath, its Board of Directors and third parties treated the 1995 Acts as valid. In reliance on the validity of the 1995 Acts, on February 22, 1996, LightPath completed its initial public offering of shares of Class A Common Stock and warrants exercisable for shares of Class A Common Stock.2

C. 2003 Act

22. On January 30, 2003, LightPath mailed a definitive proxy statement for a special meeting (the “2003 Proxy”) to be held on February 28, 2003. A copy of the 2003 Proxy is attached hereto as Exhibit G.

23. The proposal to be considered at the special meeting (the “2003 Proposal”) was an amendment to Article Fourth of the Certificate of Incorporation to provide for a reverse stock split of the outstanding Common Stock, in a ratio of 2 to 1, 3 to 1, 4 to 1, 5 to 1, 6 to 1, 7 to 1 or 8 to 1, as determined by the Board of Directors, at any time prior to the one-year anniversary of the special meeting. As of the record date for the special meeting, 20,677,071 shares were putatively outstanding, all of which were shares of Class A Common Stock.

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[2]	See Lightpath Technologies, Inc., Post-Effective Amendment No. 1 to Form SB‑2 (Form SB-2/A) (Dec. 26, 1996). A copy of this filing is attached hereto as Exhibit H.

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24. The 2003 Proxy disclosed that the 2003 Proposal was intended to permit LightPath to regain compliance with Nasdaq’s minimum bid price requirement and avoid delisting.3

25. The 2003 Proxy disclosed that:

•

“A broker ‘non-vote’ occurs when a nominee/broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee/broker does not have discretionary voting power with respect to that item (such as the approval of the [2003 Proposal]) and has not received voting instructions from the beneficial owner.”

•	“[The 2003 Proposal] must receive a ‘For’ vote from holders of a majority of our outstanding shares. Broker non-votes will have no effect.”

________________________________

[3]

Under Nasdaq rules, if the closing bid price of a company’s stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist the company’s stock. See Nasdaq Listing Rule 5550(a)(2).

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26. LightPath’s stockholders approved the 2003 Proposal at the special meeting and later on February 28, 2003, (i) the Board of Directors selected and approved an 8 to 1 ratio for the reverse stock split; (ii) LightPath issued a press release announcing stockholder approval of the 2003 Proposal and the Board of Director’s selection of an 8 to 1 ratio; and (iii) LightPath filed a Certificate of Amendment with the State Office (the “2003 Amendment”) providing for an amendment to Article Fourth of the Certificate of Incorporation, which included language providing for an 8 to 1 reverse stock split (the “2003 Split”). A copy of the 2003 Amendment is attached hereto as Exhibit I. A copy of the 8-K including the press release is attached hereto as Exhibit J.

27. Although LightPath is not listed on the New York Stock Exchange (“NYSE”), the way brokers may or may not vote the stock held of record on behalf of their clients (i.e., the beneficial owners) is governed under, among other things, NYSE Rules and interpretive guidance set forth in the NYSE’s manual, which apply to all brokers that are membership organizations of the NYSE. Generally, brokers have discretion to vote shares for which the ultimate beneficial owner has not provided instructions with respect to “routine” matters presented at a stockholder meeting. In contrast, brokers are not permitted to vote uninstructed shares with respect to “non-routine” matters. While the NYSE manual lists certain matters that are deemed to be non‑routine, no similar list exists for matters deemed routine. Instead, whether a matter is to be deemed routine is determined by a company’s intermediaries (i.e., regulated third parties who are engaged to, among other things, collect and tabulate proxies on behalf of a company).

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28. LightPath has learned that, contrary to the disclosure in the 2003 Proxy, its intermediaries designated the 2003 Proposal as a discretionary (i.e., routine) matter on which brokers could vote without client instruction, based on the intermediaries’ understanding of applicable NYSE Rules.

29. As a result, brokers voted shares in favor of the 2003 Proposal without instructions from their clients who beneficially owned the stock, given that the 2003 Proposal was deemed to be a routine matter. Stockholders who did not provide instructions to their brokers on how to vote could have believed that their decision not to provide instructions would have resulted in an effective vote against the 2003 Proposal or would not have had any effect.

30. LightPath was not aware of the routine matter designation prior to the stockholder vote to approve the 2003 Proposal. The brokers who voted shares in favor of the 2003 Proposal comprised part of the majority of the outstanding shares that were voted to approve the 2003 Proposal.

31. These disclosure defects may render the 2003 Amendment void, meaning that the 2003 Split may never have occurred. In addition, the language in the 2003 Amendment effecting the 2003 Split inadvertently did not expressly reference Class A Common Stock.

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32. LightPath, its Board of Directors and third parties treated the 2003 Acts as valid. LightPath completed numerous sales of Class A Common Stock and filed registration statements in reliance on the validity of the shares.4

D. 2016 Act

33. On December 18, 2015, LightPath mailed a definitive proxy statement for the 2016 Annual Meeting (the “2016 Proxy”) to be held on January 28, 2016. A copy of the 2016 Proxy is attached hereto as Exhibit K.

34. The proposals to be considered at 2016 Annual Meeting included (i) an amendment to paragraph (a) of Article Fourteenth of the Certificate of Incorporation to increase the maximum size of the Board of Directors from seven to 12 directors and (ii) an amendment to Article Eleventh of the Certificate of Incorporation to eliminate a provision requiring that the holders of 85% of LightPath’s outstanding stock entitled to vote generally in the election of directors approve any amendment to paragraph (a) of Article Fourteenth of the Certificate of Incorporation (together, the “2016 Proposals”).

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[4]

See, e.g., Lightpath Technologies, Inc., Current Report (Form 8-K) (Feb. 26, 2004) (disclosing the sale of 550,000 shares to an investor group); Lightpath Technologies, Inc., Registration Statement (Form S-3) (Mar. 22, 2004) (resale registration statement in respect of 660,000 shares); Lightpath Technologies, Inc., Current Report (Form 8-K) (June 6, 2005) (disclosing the sale of 350,000 shares to investors). Copies of these filings are attached hereto as Exhibit L, Exhibit M and Exhibit N, respectively.

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35. The 2016 Proxy disclosed that:

•	· The 2016 Proposals require “the affirmative vote of at least eighty-five percent (85%) of the shares entitled to vote generally in the election of directors.”

•	· The 2016 Proposals are “non‑discretionary” items over which brokers do not have discretion to vote uninstructed shares.

•

· “For voting purposes, a broker non-vote is not considered entitled to vote and therefore, will have the effect of reducing the absolute number, but not the percentage, of affirmative votes needed to pass [the 2016 Proposals].”

36. The 2016 Meeting was adjourned to solicit additional proxies. The 2016 Meeting was reconvened on February 25, 2016 and more than 85% of LightPath’s outstanding shares were voted in favor of the 2016 Proposals. On February 26, 2016, LightPath disclosed the approval of the 2016 Proposals in an 8‑K filed with the Securities and Exchange Commission. A copy of the 8-K is attached hereto as Exhibit O.

37. On March 1, 2016, LightPath filed with the State Office a Certificate of Amendment amending Article Eleventh and Article Fourteenth of the Certificate of Incorporation (the “2016 Amendment”). A copy of the 2016 Amendment is attached hereto as Exhibit P.

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38. The 2016 Proxy accurately described the voting standard applicable to the 2016 Proposals and accurately disclosed that brokers would not have discretion to vote uninstructed shares. However, the 2016 Proxy did not accurately describe the effect of broker non-votes. The 2016 Proxy disclosed that broker non-votes would have the “effect of reducing the absolute number, but not the percentage, of affirmative votes needed to pass [the 2016 Proposals],” when in fact broker non‑votes would not reduce the number of affirmative votes required and would instead be treated as votes against the 2016 Proposals.

39. As a result of this disclosure defect, there may be uncertainty regarding the validity of the 2016 Amendment.

40. LightPath and its Board of Directors treated the 2016 Act as valid. For example, on April 28, 2016, the Board of Directors expanded its size to eight directors and appointed a director to fill the resulting vacancy.

E. 2017 Acts

41. On September 25, 2017, LightPath mailed a definitive proxy statement for the 2017 Annual Meeting (the “2017 Proxy”) to be held on October 26, 2017. A copy of the 2017 Proxy is attached hereto as Exhibit Q.

42. The proposals to be considered at 2017 Annual Meeting included an amendment to Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 (the “2017 Proposal”). As of the record date for the 2017 Annual Meeting, 24,247,471 shares were putatively outstanding, all of which were shares of Class A Common Stock.

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43. The 2017 Proxy disclosed that the 2017 Proposal was intended to ensure that LightPath had a sufficient number of available shares for future issuances, including financing and other corporate transactions.

44. The 2017 Proxy disclosed that:

•	The 2017 Proposal requires “the affirmative vote of a majority of the shares of Class A common stock having voting power represented at the Annual Meeting, either in person or by proxy.”

•	The 2017 Proposal is a “non‑discretionary” item over which brokers do not have discretion to vote uninstructed shares.

•

“A broker ‘non-vote’ occurs when a nominee or broker holding shares for a beneficial owner does not vote on a particular matter because the nominee or broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.”

•

“For voting purposes, a broker non-vote is not considered entitled to vote and therefore, will have the effect of reducing the absolute number, but not the percentage, of affirmative votes needed to pass [the 2017 Proposal].”

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45. LightPath’s stockholders approved the 2017 Proposal at the 2017 Annual Meeting and on October 30, 2017, LightPath filed with the State Office (i) a Certificate of Amendment (the “2017 Amendment”) amending Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 and (ii) a Certificate of Amendment to the 1995 Designation (the “Designation Amendment”) to increase the number of designated shares of Class A Common Stock to 44,500,000. Copies of the 2017 Amendment and Designation Amendment are attached hereto as Exhibit R and Exhibit S, respectively.

46. On October 31, 2017, LightPath disclosed the approval of the 2017 Proposal and the filing of the 2017 Amendment and the Designation Amendment in an 8-K filed with the Securities and Exchange Commission. A copy of the 8-K is attached hereto as Exhibit T.

47. Like the 2003 Proposal, LightPath has learned that intermediaries designated the 2017 Proposal as a discretionary (i.e., routine) matter. Like the 2003 Proposal, stockholders who did not provide instructions to their brokers on how to vote could have believed that their decision not to provide instructions would have resulted in an effective vote against the 2017 Proposal or would have resulted in a broker non-vote. LightPath was not aware of this designation prior to the stockholder vote to approve the 2017 Proposal. The brokers who voted shares in favor of the 2017 Proposal comprised part of the majority of the outstanding shares that were voted to approve the 2017 Proposal. In addition, the 2017 Proxy incorrectly disclosed that the 2017 Proposal required the affirmative vote of a majority of the shares present at the meeting, not a majority of the outstanding shares, as required by Section 242 of the DGCL at the time.

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48. These disclosure defects may render the 2017 Amendment void, meaning that, even if the 1995 Designation was valid, there were no additional authorized shares of Common Stock to designate as shares of Class A Common Stock pursuant to the Designation Amendment.

49. In addition, the Designation Amendment purported to amend the 1995 Designation to effect the increase to the number of designated shares of Class A Common Stock. However, this increase was authorized by the Board of Directors pursuant to Section 151(g).5 Even if the 1995 Designation was valid, the Designation Amendment should have been filed in the form of a Certificate of Increase.

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[5]

The 2017 Proxy disclosed that, if the 2017 Proposal was approved, “the Board will designate the additional 10,000,000 authorized shares of common stock as Class A common stock.” The stockholders did not separately vote on the Designation Amendment, as required by Section 242 of the DGCL.

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50. LightPath, its Board of Directors and third parties treated the 2017 Acts as valid. For example, in January 2023, LightPath sold 9,090,910 shares of Class A Common Stock in a public offering.6

F. 2023 Annual Meeting

51. On September 25, 2023, LightPath filed a preliminary proxy statement for its 2023 Annual Meeting. A copy of the preliminary proxy statement is attached hereto as Exhibit U.

52. The proposals to be considered at the 2023 Annual Meeting include an amendment to Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 (the “2023 Proposal”).

53. Like the disclosures for the 2003 Proposal and the 2017 Proposal, the preliminary proxy disclosed that the 2023 Proposal was a non-routine matter.

54. The preliminary proxy also disclosed that approval of the 2023 Proposal required the affirmative vote of a majority of outstanding shares of Common Stock. However, under Section 242(d)(2) of the DGCL, the 2023 Proposal could be approved if the votes cast in favor of the 2023 Proposal exceeded the votes cast against the 2023 Proposal.

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[6]	See Lightpath Technologies, Inc., Annual Report (Form 10-K) (Sept. 14, 2023). A copy of this filing is attached hereto as Exhibit V.

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G. Discovery of the Defects

55. The Board of Directors received a letter on behalf of a putative stockholder, dated October 3, 2023 (the “Demand Letter”), demanding that LightPath issue corrective disclosures informing stockholders that brokers would have discretion to vote uninstructed shares on the 2023 Proposal. A copy of the Demand Letter is attached hereto as Exhibit W.

56. The Demand Letter also identified the disclosure defects described above in the 2017 Proxy and demanded that the Company take remedial actions.

57. On October 5, 2023, LightPath filed a definitive proxy for the 2023 Annual Meeting, which disclosed that the 2023 Proposal was a routine matter on which brokers could vote uninstructed shares and that approval of the 2023 Proposal required a majority of the votes cast. As of September 20, 2023, the original record date for the 2023 Annual Meeting, 37,455,438 shares were outstanding, all of which were shares of Class A Common Stock. A copy of the definitive proxy statement is attached hereto as Exhibit X.

58. LightPath engaged Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) to advise on potential corrective actions for the 2017 Acts.

59. In evaluating potential corrective actions, attorneys at Morris Nichols uncovered the above-described defects in respect of the 1995 Acts, the 2003 Acts, the 2016 Act and the Designation Amendment.

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60. On November 13, 2023, LightPath filed the 8-K and press release attached hereto as Exhibit Y announcing the postponement of the 2023 Annual Meeting. LightPath disclosed:

[The] Annual Meeting is expected to be held in January 2024. The Company will set a new record date for the rescheduled Annual Meeting of Stockholders. The postponement of the Annual Meeting is intended to provide additional time for the Company to evaluate remedial measures to address procedural issues relating to certain prior amendments to the Company’s certificate of incorporation and to prepare a proxy statement which will include disclosure related thereto. The Company intends to set the date of the Annual Meeting and file a new proxy statement as soon as is reasonably practicable.

61. Until the Corporate Acts are validated and declared effective, LightPath cannot be certain of the validity of stockholder votes at the 2023 Annual Meeting. To the extent the Corporate Acts are validated and declared effective after the 2023 Annual Meeting, the retroactive effect of the validation would restore the validity of the votes obtained at the 2023 Annual Meeting.

62. On November 30, 2023, the Board of Directors adopted resolutions (i) authorizing the filing of this Petition; (ii) fixing December 12, 2023 as the record date for the 2023 Annual Meeting; and (iii) fixing January 31, 2024 as the date of the 2023 Annual Meeting. The Board of Directors also resolved that, if the 2023 Proposal is approved by the stockholders, a Certificate of Amendment in respect thereof shall not be filed with the State Office unless the Corporate Acts are validated and declared effective by order of this Court. A copy of the resolutions is attached hereto as Exhibit Z.

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63. Following the filing of this Petition, LightPath intends to file an 8-K with the Securities and Exchange Commission that (i) discloses the date, time and place of the 2023 Annual Meeting and the record date for determining the stockholders entitled to vote thereat; (ii) informs stockholders that LightPath will not file a Certificate of Amendment in respect of the 2023 Proposal unless the Corporate Acts are validated and declared effective by this Court; and (iii) includes a copy of this Petition.

COUNT ONE

(Validation of Defective Corporate Acts Under 8 Del. C. § 205)

64. LightPath incorporates the allegations of the foregoing paragraphs as if fully set forth herein.

65. The 1995 Acts are defective corporate acts because the Board of Directors could not have created multiple classes within LightPath’s Common Stock, the 1995 Amendment did not authorize the 1995 Split and the shares of Original Common Stock were not validly reclassified into shares of Class A Common Stock in accordance with the DGCL.

66. The 2003 Acts are defective corporate acts because of the incorrect disclosures regarding brokers’ ability to vote uninstructed shares.

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67. The 2016 Act is a potential defective corporate act because of the incorrect disclosure regarding the effect of broker non-votes.

68. The 2017 Acts are defective corporate acts because of the incorrect disclosures regarding the vote required and brokers’ ability to vote uninstructed shares and because a Certificate of Increase was not filed with the State Office in accordance with the DGCL.

69. LightPath cannot rely upon a ratification pursuant to Section 204 of the DGCL because it is unable to obtain a reliable stockholder vote as required under Section 204(c) and (d). There is uncertainty regarding the validity of all shares issued since the filing of the 1995 Amendment, which represent at least 90% of LightPath’s outstanding stock. Due to the operation of the public securities market and the nature of beneficial ownership, LightPath cannot reliably trace and identify these shares.

70. This Court is empowered under Section 205 of the DGCL to validate the Corporate Acts. This Court has validated and declared effective similar defective corporate acts. E.g., In re Astrotech Corp., C.A. No. 2021-0380-JRS (Oct. 6, 2021) (ORDER) (validating and declaring effective an increase to the number of authorized shares where the company incorrectly disclosed that brokers could not vote uninstructed shares); In re Nat’l Lampoon, Inc., C.A. No. 12475-VCG (Del. Ch. Feb. 21, 2017) (ORDER) (validating and declaring effective a stock split where the amendment filed with the State Office did not include language providing for the stock split); In re Galena Biopharma, Inc., C.A. No. 2017-0423-JTL (Dec. 11, 2017) (ORDER) (validating and declaring effective amendments increasing the number of authorized shares and an amendment effecting a stock split where the company incorrectly disclosed that brokers could not vote uninstructed shares).

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71. The factors set forth in Section 205(d) weigh heavily in favor of validation.

•

Section 205(d)(1), (2)—LightPath and its directors believed in good faith that the Corporate Acts were valid and effective. Following the public disclosure of the voting results and the filings described above, market participants and other third parties, including purchasers of shares of Class A Common Stock, have relied on the validity of the Corporate Acts.

•	Section 205(d)(3)—No persons would be harmed by the requested validation and stockholders would logically want any cloud concerning the validity of their shares removed.

•

Section 205(d)(4)—Without relief from this Court, LightPath would be harmed. Among other things, LightPath may be unable to fund its business and operations through sales of Class A Common Stock or grant equity-based compensation. E.g., In re Rollins, Inc., C.A. No. 2021-0321-MTZ (Del. Ch. Apr. 23, 2021) (ORDER) (validating and declaring effective an increase to the number of authorized shares where the company failed to file an amendment with the State Office, creating uncertainty over one‑third of the company’s capital structure and the ability to award equity compensation).

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PRAYER FOR RELIEF

72. WHEREFORE, LightPath respectfully requests that this Court enter an order:

A. Requiring the State Office to accept the Certificates of Validation in the forms attached hereto as Exhibit AA (the “1995 Amendment Validation”), Exhibit AB (the “1995 Designation Validation”) and Exhibit AC (the “2017 Increase Validation”) and the Certificate of Correction in the form attached hereto as Exhibit AD, and to issue a certified copy of each such certificate within five business days after the filing thereof;

B. Validating and declaring effective, as of October 2, 1995 at 2:30 p.m. (local time in Wilmington, Delaware), the amendment set forth in the Certificate of Amendment attached to the 1995 Amendment Validation and the 1995 Split;

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C. Validating and declaring effective, as of October 2, 1995 at 2:31 p.m. (local time in Wilmington, Delaware), the Certificate of Designations attached to the 1995 Designation Validation;

D. Validating and declaring effective, as of October 2, 1995 at 2:31 p.m. (local time in Wilmington, Delaware), the conversion of each issued and outstanding share of Common Stock into one share of Class A Common Stock;

E. Validating and declaring effective, as of February 28, 2003 at 11:30 a.m. (local time in Wilmington, Delaware), the 2003 Amendment and the 2003 Split;

F. Validating and declaring effective, as of March 1, 2016 at 1:51 p.m. (local time in Wilmington, Delaware), the 2016 Amendment;

G. Validating and declaring effective, as of October 30, 2017 at 12:21 p.m. (local time in Wilmington, Delaware), the 2017 Amendment;

H. Validating and declaring effective, as of October 30, 2017 at 12:24 p.m. (local time in Wilmington, Delaware), the Certificate of Increase attached to the 2017 Increase Validation; and

I. Granting such other and further relief as this Court deems proper.

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MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ R. Judson Scaggs, Jr.
R. Judson Scaggs, Jr. (#2676) Rachel R. Tunney (#6946) Taylor A. Christensen (#7029) 1201 North Market Street Wilmington, DE 19 801 (302) 658‑9200 Attorneys for Lightpath Technologies, Inc.
December 1, 2023

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